Exhibit 10.6


                              EMPLOYMENT AGREEMENT



This Agreement made and entered into, effective February 3 , 2003, supersedes and cancels all prior agreements , by and between:

         Health Express USA., Inc. a Florida corporation ( the "Company" ),

and

         Raymond Nevin ("Employee"), an individual residing at 650 Canistel Lane, Boca Raton, Florida 33486.

WHEREAS, the Employee is employed by and is key executive of the Company; and

WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to accept such employment, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Employment.

         1.1 The Company hereby employs the Employee as its President, on the terms hereinafter set forth, after a 90 day probationary period, for a period of Five (5) years from the date of this Agreement, and the Employee hereby accepts such employment. Notwithstanding the foregoing, the five (5) year term of this Agreement shall not commence until the expiration of a probationary period of 90 days beginning on the date that Employee commences his duties as described below and terminating on the 90th day following such date (the "Probationary Period"). During the Probationary Period, the Company may terminate Employee for the reasons set forth in section (11. Termination), of this Agreement. Upon termination, this Agreement will be void and of no further force or effect.

         1.2 Subsidiary Corporations. The Employee shall also serve as President of each of the Company's following subsidiary corporations: Healthy Bites Grill, Inc., a Florida corporation, Healthy Bites Grill of Boca, Inc., and Health Express Franchise Company, a Florida corporation.

2. Duties. The Employee will render services in such executive, supervisory, management and general administrative capacities as the Board of Directors of the Company shall from time to time determine. Without limiting the foregoing, the Employee will act as President of the Company and, in that capacity, will be responsible for overseeing the operations of the


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Company and will perform such duties, and exercise such authority, as are customarily exercised by such an officer.

The restaurant of the Company, which is located in Boca Raton Florida and the Corporate office located in Deerfield Bch., Florida, will constitute the Employee's base of operations. The Employee agrees, however, to render any required services away from the restaurant and Corporate office on a temporary basis and to travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced, or reimbursed for, all reasonable travel and living expenses; provided that he submits appropriate documentation for such expenses satisfactory to the Company.

3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the company the Employee will not


                  ( i ) act for his own account in any manner which is competitive with any of the business of the Company or, ( ii ) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company.

4. Confidentiality.

         4.1 The Employee agrees that during the term of his employment he will not, in any manner, either directly or indirectly, divulge, disclose or use, except in the course of performing his duties and obligations to the Company under this Agreement, any confidential information, trade secrets or both, including but not limited to procedures, formulations, methods, systems, documentation, facilities, policies, marketing, pricing, customer lists and leads, and other information and know-how, all relating to, or useful in, the Company's business and which the Company considers proprietary and maintains confidential, or proprietary data of the Company which the Employee is aware of or becomes aware of (collectively the " Confidential Information"), whether in the course of performing his obligations under this Agreement or otherwise through his relationship with the Company, its current or future subsidiaries or affiliates, without the prior written consent of the Company. Any breach of the terms of this Section 4.1 is a material breach of this Agreement.

         4.2 All equipment, documents, memoranda, reports, records, files, materials, samples, books, correspondence, hard drives, disks, lists, other written and graphic records, and the like (collectively, the "Materials"), affecting or relating to the business of the Company or its subsidiaries and /or affiliates, which the Employee shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody. Promptly upon termination of employment for any reason whatsoever or otherwise upon request of any officer of the Company, the Materials and all copies thereof in the custody or control of the Employee shall be immediately delivered to the Company.

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5. Compensation.

         5.1 Compensation. The Company will provide the following compensation for services rendered to the Company by the Employee:

                  (i) Initial Salary. In full payment for the obligations to be performed by the Employee during the term of this Agreement, the Company shall pay the Employee a salary at an annual rate to the sum of Ninety Thousand Dollars ($ 90,000).

                  (ii) Adjustment of Salary. As promptly as practicable after the sale of Three (3) Healthy Bites Grill Franchises, the Employee's salary will increase to an annual rate to the sum of One Hundred Ten Thousand Dollars ($ 110,000).

                  Bonus: Ten Thousand Dollars ($10,000) upon sale of first franchise. (one time only)

                  Option to participate in Company's group health benefits or reimbursed for coverage already in existence with Employee.

                  (iii) Restricted shares of common stock of the Company granted as follows:

         Stock Bonus shall be limited to the following based upon the net profitability achieved at Healthy Bites Grill of Boca as follows:

         10,000 shares per reporting quarter for achieving profitability in that quarter. Profitability is defined as any profit before taxes computed using generally accepted accounting principles.

         In addition to the above 10,000 shares per quarter, an additional 20,000 shares will be granted for achieving profitability for a full reporting calendar year for Healthy Bites Grill of Boca.

         Franchise Stock Bonus:

         First 10 units only.
         3,000 shares upon receipt of franchise fee
         3,000 shares upon opening
         3,000 shares upon 12 month anniversary of opening  (one time only)

         Subsequent units
         1,000 shares upon receipt of franchise fee
         1,000 shares upon opening
         2,000 shares upon 12 month anniversary of opening (one time only)

         (iv) Restricted Stock Options:


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         After one year of employment and based on satisfactory review and evaluation. Options for 400,000 restricted nonassessable and fully-paid shares of stock described as follows: restricted shares of Common Stock of the Company, par value $0.001, for an exercise period of five (5) years from the date of this Agreement.

         Subject to the terms of a stock option agreement the options shall be exercisable at prices and pursuant to a schedule as follows:

         Options for 200,000 shares @ $1.00 per share
         Options for 200,000 shares @ $1.50 per share

         5.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law.

6. Expenses. The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing the obligations under this Agreement upon the Employee furnishing the company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the Company's prior written approval.

7. Benefits. The Employee's compensation and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employees salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee.

8. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident, disability or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

9. Uniqueness of Services. The Employee acknowledges that their services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee.

10. Negative Covenants

         10.1 The Employee will not, during or after the term of this Agreement, disclose to any



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third person, or make use or take any personal advantage of, any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during their employment by the Company.

         10.2 To the full extent permitted by law, the Employee will not, for a period of one year following the termination of his employment with the Company for any reason.

                  (i) attempt to cause any person, firm or corporation which is a customer of or has contractual relationship with the Company at the time of the termination of their employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

                  (ii) attempt to cause any employee of the Company to leave such employment;

                  (iii) engage any person who was an employee of the Company at the time of the termination of their employment, or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

         10.3 The Employee acknowledges that the violation of any of the provisions of this section will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

11. Termination. This Agreement (i) shall automatically terminate upon the death of Employee, (ii) may be terminated by the Company during the Probationary Period or for the reasons set forth in (i) through (iv) below all of which shall be for "Cause", and (iii) may be terminated at any time by Employee.

         11.1 If either the Company or Employee desire to terminate the Employee's employment by the Company then, in such event, the party causing such termination shall provide a termination notice ( the "Termination Notice") to the other party.

         11.2 If this Agreement is terminated by the Company during the Probationary Period or at any time during the term for Cause which shall include:

                  (i) the Employee's failure or refusal to faithfully or diligently perform the provisions of this Agreement or the usual and customary duties of his employment as set forth herein or as prescribed by the Company's Board of Directors or such officers of the Company as may be charged by the Board of Directors with setting the responsibilities and duties for the position for which the Employee has been employed by the Company;



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                  (ii) the Employee's acceptance (without having obtained the prior written consent of the Company) of employment with any other company;

                  (iii) the Employee becoming (without having obtained the prior written consent of the Company) a holder of (5%) of the issued and outstanding voting securities of a competitor of the Company, a director of a competitor of the Company, or an officer, agent, consultant or employee of another company;

                  (iv) the Employee's adjudication as being guilty of fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Company by a court of competent jurisdiction, then the Company shall be discharged from all of its obligations to the Employee under this Agreement upon the payment to the Employee of all unpaid compensation up to and including the date of the termination set forth in the Termination Notice pursuant to which such termination shall occur.

         11.3 In the event of illness or other incapacity of the Employee, which such illness or other incapacity shall continue for a period of more than thirty
(30) days, the Company shall have the right, on ten (10) days written notice to the Employee, to terminate this Agreement. In such event, the Company shall be obligated to pay to the Employee his compensation up to the date of termination. However, if prior to the date specified in such notice, the Employee's illness or incapacity shall have terminated, and he shall have taken up and performed his duties as required hereunder, the Employee shall be entitled to resume his employment hereunder as though such notice had not been given.

         11.4 In the event the Company does exercise its right of termination, other than for "Cause", all obligations of the parties to this Agreement shall cease. In the event of termination for "Cause", Employer shall pay Employee any unpaid portion of his annual salary for the period up to the date of termination and any accrued benefits up to the date of termination. Notwithstanding any termination of this Agreement for any reason whatsoever, Employee's obligations set forth in Sections 3, 4 and 10 herein shall survive such termination.

12. Governing Law; Remedies.

         12.1 This Agreement has been executed in the State of Florida and shall be governed by and construed in all respects in accordance with the law of the State of Florida.

         12.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Fort Lauderdale, Florida, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitrary award may be entered as a judgment or order in any court of competent jurisdiction.



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         12.3 Notwithstanding the provisions for arbitration contained in this
Agreement the Company will be entitled to injunctive and other equitable relief as provided in Sections 8 and 9.3 hereof and as any court may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the exclusive jurisdiction of the courts of the State of Florida located in the County of Broward, State of Florida, and each agrees not to raise, and hereby waives, any objection to or defense on the venue of any such court or on forum non conveniens.

13. Indemnity. to the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of, or in connection with, any act or omission of the Employee performed or made in good faith on behalf of the Company to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee.

14. Severability Of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

15. Waiver. No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other than existing or subsequent breach or default thereof.

16. Miscellaneous.

         16.1 This Agreement may be amended only by an instrument in writing signed by both the Company and the Employee.

         16.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor the Employee may


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without the other's prior written consent, transfer or assign any of its or their rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

         16.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

(a) if to the Company:
Health Express USA. Inc.
1761 West Hillsboro Blvd., Suite 203
Deerfield Bch., FL. 33442

(b) if to the Employee:
Raymond Nevin
650 Canistel Lane.
Boca Raton, FL. 33486

Notice will be deemed on receipt.

         16.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understanding between them.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HEALTH EXPRESS USA., INC.


By:----------------------------                     Date:  February 3, 2003
      Douglas Baker, CEO


By:
   -----------------------------                    Date:  February 3 , 2003
     Raymond Nevin, Employee

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